Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-55055, 333-03443, 333-45037, 333-71065, 333-34934, 333-55266, 333-100572, 333-111399, 333-121418, 333-130619, and Form S-3 No. 333-86342) of FedEx Corporation and in the related Prospectuses of our report dated July 11, 2006, with respect to the consolidated financial statements of FedEx Corporation included in this Form 10-K/A.

/s/ ERNST & YOUNG LLP

Memphis, Tennessee
August 2, 2006